Statement of Compliance

To Midland Loan Services, a Division of PNC Bank, National Association, Master Servicer of the Series of Commercial Mortgage Pass-Through Certificates, referred to on Attachment A:

I, Steven Johnson, in my capacity as Managing Director of Principal Real Estate Investors, LLC and Principal Asset Management, as a Primary Servicers for mortgage loans securing securities issued in conjunction with the series of Commercial Mortgage Pass-Through Certificates, referred to on Attachment A, hereby state that:

1.	I am an officer of Principal Real Estate Investors, LLC and Principal Asset Management
2.

A review of the activities of Principal Real Estate Investors, LLC and Principal Asset Management in its capacity as Primary Servicers during the calendar year ending December 31, 2025 (the “Reporting Period”); and of its performance under the applicable sub-servicing agreement has been made under my supervision; and

3.

To the best of my knowledge, based on such review, Principal Real Estate Investors, LLC and Principal Asset Management, as Primary Servicers have fulfilled all of their obligations in all material respects under the Primary Servicing Agreements for said Commercial Mortgage Pass-Through Certificates, referred to on Attachment A throughout the above-referenced Reporting Period.

Date: February 20, 2026

Steven R. Johnson

Managing Director

Principal Real Estate Investors, LLC

Principal Asset Management

Attachment A

Commercial Mortgage Pass-Through Certificates

Trimont LLC, as Master Servicer, and Wells Fargo Bank, National Association, as Master Servicer
Series 2005 PWR10 dated December 1, 2005	Series 2007 Top25 dated January 30, 2007	Series 2006-Top24 dated October 1, 2006
Series 2007 Top26 dated April 18, 2007	Series 2015 – C27 dated March 1, 2015	Series 2007 PWR15 dated March 29, 2007
Series 2015 – P2 dated December 1, 2015	Series 2017 – P7 dated April 1, 2017	Series 2015 – P1 dated August 1, 2015
	Series 2016 – P3 dated April 1, 2016	Series 2017 – P8 dated September 1, 2017
	Series 2016 – P4 dated July 1, 2016	Series 2017 – CD6 dated November 1, 2017

Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer
Series 2016 – P5 dated October 1, 2016	Series 2016 – P6 dated December 1, 2016	Series 2019 – CD8 dated August 1, 2019
CSAIL 2021 C20 dated March 1, 2021